                                                                    Exhibit 32.1



                         RULE 13(a)-14(b) CERTIFICATION
                                   PURSUANT TO
                                              18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

      In connection with the Quarterly Report of Brandywine Realty Trust (the "Company") on Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gerard
H. Sweeney, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Gerard H. Sweeney
-------------------------
Gerard H. Sweeney
President and Chief Executive Officer
Date: May 10, 2004



* A signed original of this written statement required by Section 906 has been provided to Brandywine Realty Trust and will be retained by Brandywine Realty Trust and furnished to the Securities and Exchange Commission or its staff upon request.